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                                                                Exhibit 10.12(b)
THIS AGREEMENT is made the 11th day of November 1996

BETWEEN Mercury Communications Limited ("Mercury") and NYNEX CableComms Limited ("NYNEX"), for itself and on behalf of those of its franchisees which are wholly owned subsidiaries of NYNEX CableComms Group plc and NYNEX CableComms Group Inc as at 1st January 1996 ("Franchisees").

1.     PRELIMINARY

1.1 This Agreement relates to the charges to be made by Mercury in respect of the applicable NYNEX and Franchisee originated mobile traffic (as described below) carried by Mercury in the period from 1st January 1996 to 30th June 1996 ("the Period").

2.     APPLICABLE TRAFFIC

2.1 The Incentive Rates, as defined in Clause 4 below, available to NYNEX subject to the further terms of this Agreement only apply to the following traffic:

outgoing switched direct dial calls from NYNEX and its Franchisees' system(s) passing over the Mercury network, and destined for one of the following mobile operators system(s) in the dial code ranges listed:

Vodafone  (dial code ranges: 0370, 0374, 0378, 0385, 0421, 0831, 0468 and
          0836, excluding sub ranges 0374-5, 0385-6, 0421-1, 0836-0, 0836-1,
          0836-4, 0836-8 and 0836-9)

Cellnet   (dial code ranges: 0585, 0589, 0802, 0850 and 0860)

("the Applicable Traffic")

2.2 The Incentive Rates do not apply to any other traffic, in any circumstances.

3.     VOLUME THRESHOLDS

3.1 To qualify for the Incentive Rates on the Applicable Traffic, certain monthly volumes for both Applicable Traffic and international transit traffic (being outgoing switched direct dial calls from NYNEX and its Franchisees' system(s) passing over the Mercury network, and destined for a recognised system outside the UK) must be attained throughout the Period. The total monthly volumes of Applicable Traffic and international transit traffic minutes must each exceed the levels specified below:

Applicable Traffic:             600,000 minutes/month during the Period; and

International transit traffic:  750,000 minutes/month during the Period

(together, "the Volume Threshold").




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Mobile Agreement
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3.2  If, in any month during the Period, the total volume of minutes for either Applicable Traffic or international transit traffic falls below the monthly levels stated in Clause 3.1 above, the Volume Threshold will not have been attained and the Incentive Rates will not apply to any Applicable Traffic, including any generated in any month when the monthly levels so stated have been attained.

4.   INCENTIVE RATES

     Subject to the attainment of the Volume Threshold defined in Clause 3 above throughout the Period, the following incentive rates will apply in respect of the Applicable Traffic, for the Period:

                Mobile Transit Rates
                PPM
                ----------------------------------
Charge band     Base Rate       Incentive Rate for
                                Applicable Traffic
                ---------       ------------------
Standard        27.00           24.00
Economy         21.00           18.00

5.   ACCOUNTING FOR INCENTIVE RATES

5.1 Where the Incentive Rates apply, following the expiry of the Period a single adjustment will be made as a retrospective credit.

5.2 Where the duration of a Call continues extends across more than one charge band, the total charge will be comprised of the sum of the duration of the components multiplied by the rates relevant to each individual charge band.

5.3 In calculating the credit to be made under Clause 5.1 above, Mercury retains the right to offset against such credit any sums which may be owed to Mercury by NYNEX or any Franchisee.

6.   CONFIDENTIALITY

6.1 The parties agree that this Agreement and the information contained in it is confidential and that accordingly:

(a)  its confidentiality must be maintained at all times;

(b) its contents must only be disclosed to and used or copied by those members of staff who require access to the same for the purpose of the administration of this Agreement;

(c) it must not be disclosed, directly or indirectly, and whether by express disclosure or by implication, in any form to any third parties (in detail or in summary).

6.2 The obligations of confidentiality contained in Clause 6.1 above shall not apply to the extent that information is properly disclosed pursuant to and in accordance with the Operator's or Mercury's Licence (as defined in any




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interconnection agreement between the parties in force at the date of this
Agreement) or a relevant statutory or regulatory obligation or (with the prior written consent of the other party, such consent not to be unreasonably withheld) to obtain or maintain any listing on a recognised investment exchange (as defined in the Financial Services Act)

6.3 These obligations of confidentiality shall survive the termination of this Agreement.

7.    EXCLUSION OF OTHER CLAIMS

No adjustments, apart from that specified in Clause 5.1 above, relating to the Applicable Traffic passed by NYNEX to Mercury over the period from 1st January 1996 to 30th June 1996 will be made or considered by either party.

8.    TRANSFER

This Agreement is non-transferable

9.    NYNEX FRANCHISEES

NYNEX acknowledges that it remains fully responsible for the actions and omissions of any of the Franchisees where such actions and omissions if committed by NYNEX would constitute a breach of this Agreement.

10.   ENTIRE AGREEMENT

This Agreement supersedes all other agreements and representations made by either party, whether oral or written relating to the availability of the Incentive Rates. This Agreement may only be modified if such modification is in writing and signed by a duly authorised representative of each party thereto.

Agreed on behalf of Mercury Communications Ltd

Signature /s/ Peter Howard-Dobson
          ------------------------------------


Name      Peter Howard-Dobson                  Date   13.11.96
          ------------------------------------      -----------



Agreed on behalf of NYNEX CableComms Ltd

Signature /s/ Paul H. Repp
          ------------------------------------


Name      Paul H. Repp                         Date  21 Nov. '96
          ------------------------------------      ------------




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